                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  April 4, 2001
                        ---------------------------------
                        (Date of earliest event reported)


                            ATRIX LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           DELAWARE                       0-18231                           84-1043826
 ----------------------------      ---------------------        ---------------------------------
 (State or Other Jurisdiction      (Commission File No.)        (IRS Employer Identification No.)
      of Incorporation)


                2579 MIDPOINT DRIVE, FORT COLLINS, COLORADO 80525
          (Address of principal executive offices, including zip code)


                                 (970) 482-5868
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

         On April 4, 2001, Atrix Laboratories, Inc. (the "Company") entered into definitive agreements with MediGene Aktiengesellschaft ("MediGene") granting MediGene the exclusive right to market in Europe the Company's Leuprogel(TM) 1-, 3-, 4- and 6- month products--a leuprolide acetate product for subcutaneous depot injection for the treatment of advanced prostate cancer. In connection with the transaction, the Company and MediGene entered into a Stock Purchase Agreement and a Collaboration, License and Supply Agreement (the "Collaboration Agreement").

         The Collaboration Agreement is attached hereto as Exhibit 99.1 and the Stock Purchase Agreement is attached hereto as Exhibit 99.2.

Item 7. Exhibits.

         99.1** Collaboration, License and Supply Agreement, dated as of April 4, 2001, by and between the Company and MediGene.

         99.2** Stock Purchase Agreement, dated as of April 4, 2001, by and between the Company and MediGene.












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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ATRIX LABORATORIES, INC.


                                    By:  /s/ Brian G. Richmond
                                       -------------------------------------
                                         Brian G. Richmond
                                         Chief Financial Officer
Date:  June 14, 2001





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                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER    DESCRIPTION
         -------   -----------

         99.1**   Collaboration, License and Supply Agreement, dated as of April
                  4, 2001, by and between the Company and MediGene.

         99.2** Stock Purchase Agreement, dated as of April 4, 2001, by and between the Company and MediGene.













THE SYMBOL "[**]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.






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** Confidential treatment requested.